Exhibit 10.4.3

Alkermes Controlled Therapeutics Inc. II

64 Sidney Street

Cambridge, MA 02139 USA

February 1, 2002

JPI Pharmaceutica International,

a division of Cilag AG International Zug

CH-6300 Zug

Kollerstrasse 38

Switzerland

Janssen Pharmaceutica Inc.

11125 Trenton-Harbourton Road

Titusville, NJ 08560 USA

Re:    Exhibits to Manufacturing and Supply Agreement, dated August 6, 1997

Gentlemen:

Pursuant to that certain Manufacturing and Supply Agreement (the “Agreement”), dated August 6, 1997, among Alkermes Controlled Therapeutics Inc. II (“ACT II”), JPI Pharmaceutica International, a division of Cilag AG International Zug, a company organized under the laws of Switzerland (“JPI”), and Janssen Pharmaceutica Inc. (“Janssen US”) (JPI and Janssen US collectively referred to herein as “Janssen”), as supplemented by that certain Addendum to Manufacturing and Supply Agreement (the “Addendum”), dated August 1, 2001, among ACT II, JPI and Janssen, certain exhibits referred to in the Agreement would be agreed to by the parties in the future. Those exhibits are Exhibits A, B, E, F, G and H. This letter sets forth the agreement by the parties as to such Exhibits.

1.	Exhibit A (Specifications) shall be in the form attached hereto as Exhibit A.

2.	Exhibit B (Equipment: Capital Items) is, at the current time, intentionally left blank because there are no capital items owned by Janssen.

3.	Exhibit E (Forecast mechanism) shall be in the form attached hereto as Exhibit E.

4.	Exhibit F (Specification of Compound) shall be in the form attached hereto as Exhibit F.

5.	Exhibit G (Average Loss of Compound further to Article 2.7) shall be in the form attached hereto as Exhibit G.

6.	Exhibit H (Manufacturing Readiness Plan) shall cease to apply from December 1, 2001 in view of the commencement of the commercial manufacture of Product.

To the extent that the provisions of Exhibit E are in conflict with Sections 2.3, 2.4, 2.11 or 4.1 of the Agreement, such Sections shall be deemed to be amended by Exhibit E. To the extent that the provisions of Exhibit G are in conflict with Sections 2.7 or 4.2 of the Agreement, such Sections shall be deemed to be amended by Exhibit G.

If you are in agreement with the foregoing, please have this letter agreement executed by a duly authorized officer and return one fully executed copy to me.

Sincerely,
ALKERMES CONTROLLED
THERAPEUTICS INC. II

		By:	/s/ Michael Landine
		Name:	Michael Landine
		Title:	Vice President

Agreed to:

JPI PHARMACEUTICA INTERNATIONAL,
A DIVISION OF CILAG AG INTERNATIONAL ZUG

By:	/s/ Erik Rombouts	/s/ Heinz Schmid
Name:	Erik Rombouts	Heinz Schmid
Title:	Vice President Alliance Management	General Manager

JANSSEN PHARMACEUTICA INC.

By:	/s/ Alex Gorsky
Name:	Alex Gorsky
Title:	President

Exhibit A

Specifications

The specifications for “RISPERDAL CONSTA(tm)” as found in NDA # 21-346 submitted by Janssen on August 31, 2001, all applicable MAA filings, all applicable supplements to the filings and all subsequent revisions to these specifications.

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Exhibit E

Forecast Mechanism

1.

Effective Time of this Exhibit. This Exhibit E (Forecast Mechanism) shall only be ineffect until December 31, 2002 at which time the parties shall review and modify (if needed) the forecast mechanism, which shall then be in effect for the remainder of the term of the Agreement, unless the parties agree otherwise.

2.

Definitions. For purposes of this Exhibit E, the following terms shall have the following meanings. Any capitalized term not defined below shall have the meaning set forth in the Manufacturing and Supply Agreement to which this Exhibit is appended (the "Agreement").

(a)	“Batch” shall mean the quantity produced from one operation of the emulsion phase of the manufacturing process.

(b)	“Dose” shall mean the amount of active ingredient included in each Vial of Product. There shall only be three Dose sizes: 25 mg, 37.5 mg and 50 mg.

(c)	For purposes of this Exhibit E only, “Janssen” shall include any designee of Janssen.

(d)	“Region” shall mean the geographic region in which certain Vials are to be distributed and sold. There shall only be two Regions: (i) the United States and (ii) the rest of the world.

(e)

“Vial” shall mean the primary container filled with finished Product in a single dosage form. Vials will be the final Product to be shipped by ACT II to Janssen for final packaging into a kit before distribution and sale.

3.	Full Batches. ACT II shall Manufacture Product and prepare Vials for shipment only in Batches and not in less than a full Batch size.

4.

Forecasts. On or before the 25th calendar day of each month, Janssen will provide to ACT II a rolling forecast of Product for the eighteen (18) months following the month in which such forecast is submitted. Each forecast shall include the quantity of Vials forecasted in Batch quantity amounts based on the estimated Vials per Batch set forth below. The forecast shall also state the quantities of Vials by Dose and Region and the estimated Batch quantities (by Dose and Region) needed to produce such Vials based on the estimated Vials per Batch set forth below.

Dose Size:	25 mg	37.5 mg	50 mg
Estimated Yield of Vials per Batch	136,000	92,000	69,000

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5.

Binding Forecasts; Semi-Firm Forecasts. Months one through and including four (the “Firm Months”) of each forecast shall be binding on Janssen and shall constitute a firm order. Months five through and including nine (the “Semi-Firm Months”) of each forecast shall not be binding, but shall be semi-firm, meaning that in any subsequent forecast, Janssen may only increase the Batches forecasted in the Semi-Firm Months within the limits set forth below, provided, however, that ACT II shall use commercially reasonable efforts to meet Janssen's requirements for Product. For the avoidance of doubt, Janssen shall be entitled to decrease its forecast for the Semi-Firm Months in an unlimited fashion. Months ten through eighteen of each forecast shall be neither binding nor semi-firm, but shall be good faith estimates of Janssen's anticipated requirements for Product.

Previously Forecasted Batch Quantity	Allowable Monthly Increase	Allowable Monthly Forecasted Batch Quantity
0	2	2
1	1	2
2	1	3
3	1	4
4	0	4

6.

Purchase Orders. JPI and Janssen US may issue to ACT II formal purchase orders for the Regions they are responsible for; provided that the aggregate of purchase orders submitted by JPI and Janssen US shall not exceed the amount forecasted for the applicable period, unless specifically allowed hereunder or agreed by the parties. Even in the absence of one or more purchase orders, ACT II may Manufacture and prepare for shipment the quantity of Vials, in Doses and for the Regions, called for in the forecast for any Firm Month.

7.

Monthly Forecast Maximum; Manufacturing Shut-Downs. No forecast may require the Manufacture of more than one (1) Batch per week. ACT II will be allowed up to two (2) manufacturing shut-downs each year and each manufacturing shut-down shall last not longer than two (2) weeks. ACT II shall provide to Janssen the schedule for manufacturing shut-downs at the beginning of each calendar year. The parties will work together to schedule delivery of Product in accordance with both the forecasts and scheduled shut-downs.

8.

Diligence to Meet Forecast. ACT II will use commercially reasonable efforts to Manufacture and prepare for shipment Product in the Vial quantities, in the Doses, for the Regions and in the time periods forecasted by Janssen.

9.

Shortfalls. There shall be a shortfall at any time that the cumulative amount of Vials for any Dose or Region actually prepared for shipment in any six (6) month period falls below eighty percent (80%) of the amount of Vials forecasted by Janssen for such Dose or Region for such six (6) month period (the difference between the amount of such Vials prepared for shipment and eighty percent (80%) of the forecasted amount of such Vials

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shall be the “Shortfall”). Notwithstanding the foregoing, there shall not be a Shortfall if Janssen submits a forecast in which the amount of Vials for a Firm Month are greater than what was forecasted in the same Firm Month in a previous forecast or the amount of Vials for a Firm Month or a Semi-Firm Month are greater than the allowable increase over what was forecasted in the same Semi-Firm Month in a previous forecast. In the event of a Shortfall, Janssen shall notify ACT II that a Shortfall has occurred, stating in what Dose or Region the Shortfall occurred and requesting that ACT II cure such Shortfall. Upon receipt of such notice from Janssen, ACT II will use commercially reasonable efforts to Manufacture and prepare for shipment an amount of Vials in the particular Dose or Region in order to cure such Shortfall in the month following receipt of such notice.

10.	No Breach. ACT II shall not be considered to be in breach of its obligations to supply the requested quantities of Product under the Agreement (including the provisions in this Exhibit E) if:

(a)	there is any Shortfall during the initial five (5) months of commercial Manufacture of Product under the Agreement;

(b)

there is a Shortfall after the initial five (5) months of commercial Manufacture of Product under the Agreement, Janssen requests that ACT II cure such Shortfall and ACT II uses or is using Commercially Reasonable Efforts to cure such Shortfall, all in accordance with Section 9 hereof; or

(c)

a delay in the Manufacture of Product, preparation for shipment or actual delivery of Vials is caused by Janssen (for example, due to a failure or delay in the supply of bulk Compound, testing of Product by Janssen, validation by Janssen of shipping containers, receipt of test results, protocols, reports or approvals from Janssen required under the Quality Agreement for Manufacture or shipment of Product, receipt of delivery instructions from Janssen, release of Product by Janssen, etc.);

provided that, in each case, ACT II is using commercially reasonable efforts to Manufacture and prepare for shipment Vials in accordance with the forecast.

11.

Inventory; Shelf Life of Product Delivered. ACT II may, at its option, Manufacture and hold Product in inventory. All Product, including any Product that may have been held in inventory, delivered by ACT II to Janssen in accordance with Section 4.1 of the Agreement shall have a remaining shelf life of at least eighteen (18) months at the time it is so delivered by ACT II, unless otherwise agreed on an ad hoc basis. Notwithstanding the foregoing, ACT II shall not be held responsible for, and Janssen shall be obligated to purchase (if otherwise meeting Specifications), Product whose remaining shelf-life is less than eighteen (18) months at the time of such delivery, if the delivery of Product has been delayed by more than 4 months from the time that the Product was filled into Vials if such delay is caused by Janssen (for example, due to a failure or delay in the testing of

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Product by Janssen, validation by Janssen of shipping containers, receipt of test results, protocols, reports or approvals from Janssen required under the Quality Agreement for shipment of Product, receipt of delivery instructions from Janssen, release of Product by Janssen, etc.). This Section 11 shall be reviewed and modified (if needed) by the parties at the end of calendar year 2002.

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Exhibit F

Specification of Compound

The specifications for “Risperidone Drug Substance” as found in NDA # 21-346 submitted by Janssen on August 31, 2001, all applicable MAA filings, all applicable supplements to the filings and all subsequent revisions to these specifications.

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Exhibit G

Average Loss of Compound

1.

Effective Time of this Exhibit. This Exhibit G (Average Loss of Compound) shall only be in effect until December 31, 2002 at which time the parties shall review and modify (if needed) the assumptions or calculations set forth herein. Thereafter, this Exhibit G will be reviewed and modified (if needed) to reflect actual performance on an annual basis.

2.

Timing of Penalty/Yield Calculation and Payment, if any. On or before January 31of each calendar year, ACT II shall calculate whether any penalty is due pursuant to the yield calculation set forth in this Exhibit G and, if due, shall pay such penalty to Janssen. In any event, ACT II shall submit to Janssen its yield calculation, either with any such penalty payment or without payment if no penalty is due.

3.	Calculation of a Penalty, if any, for Unacceptable Yield. The calculation of how much penalty is due, if any, for unacceptable yield shall be as follows:

Penalty = $10,000 X [Input — Output]
(No payment by either party if a negative answer)

where

Output = A + B + 10.125 +C and Input = [D X 8.1] + [E X 4.05]

where

A = [(F X G) / 1,000,000] + [(H X I) / 1,000,000] + [(J X K) / 1,000,000], where F equals the number of vials of dose size 25 mg that were actually shipped by ACT II in the previous calendar year; G equals the Compound Usage per Vial (mg) for the 25 mg dose size pursuant to the chart under Section 4(a)(i) of this Exhibit G; H equals the number of vials of dose size 37.5 mg that were actually shipped by ACT II in the previous calendar year; I equals the Compound Usage per Vial (mg) for the 37.5 mg dose size pursuant to the chart under Section 4(a)(i) of this Exhibit G; J equals the number of vials of dose size 50 mg that were actually shipped by ACT II in the previous calendar year; and K equals the Compound Usage per Vial (mg) for the 50 mg dose size pursuant to the chart under Section 4(a)(i) of this Exhibit G.

B = 10%XA

C = the documented loss in kilograms due to filling if more than 1 dose size was filled from a singe batch.

D = the total number of batches actually shipped by ACT II in the previous calendar year.

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E = the total number of actual failed batches in the previous calendar year.

Certain factors in the calculation set forth above shall be reviewed and modified, if necessary, on an annual basis, all as set forth below in Section 4 of this Exhibit G.

4.	Explanation of Calculation of Penalty.

(a)         Explanation of Output Calculation.

(i)           The following chart shows the current standard number of vials from each batch of Product for each dose size (the “Standard Batch Vial Yield”). Based on such number of vials per dose size and the amount of Compound (bulk active drug product) used for each batch, the Compound usage for each vial (the “Compound Usage/Vial”) is calculated and then also shown in the chart. The “Standard Batch Vial Yield” and corresponding “Compound Usage/Vial” will be re-calculated on an annual basis based on the performance of the prior calendar year. The corresponding numbers in this chart will then be adjusted (on an annual basis). The “Compound Usage/Batch” shall not change unless the Specifications, including the Manufacturing processes, change.

Dose Size	25	37.5	50
Standard Batch Vial Yield (000's)	136	92	69
Compound Usage / Batch (kg)	8.1	8.1	8.1
Compound Usage / Vial (mg)	59.6	88.0	117.4

(ii)          Certain “Buffers” are added to the Output calculation.

(1)	There is expected to be a successful batch yield variability of 10% of the Compound that will be used in Manufacturing.

(2)

The parties have agreed to share in the anticipated batch failures based on the previous calendar year performance. The number of failed batches to be shared will be adjusted on an annual basis. For the initial fifteen month period, the failed batch sharing allotment shall be 10.125 kg of Compound, which is based on 2.5 failed batches times the 4.05 kg allotment of Compound per failed batch.

(3)

The parties acknowledge that there will be losses of Product during the filling process in the event that ACT II must fill more than one dose size in a single batch. Therefore, such loss can be added to

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the Output calculation provided that ACT II can document the actual loss resulting from the filling process.

(b)

Explanation of Input calculation. The total number of batches actually shipped by ACT II in a calendar year shall not include work in process or batches that were Manufactured but held in inventory (and not shipped) by ACT II.

(c)	Example. The following example of a calculation under this Exhibit G is provided for clarification purposes only.

(i)           Assumption of Facts:

20 batches manufactured by Alkermes

19 batches shipped to Janssen (1 failed batch)

1  batch split into 2 dose sizes (documented loss is 1 kg)

(ii)         Output.

(1)Calculation of A.

Sum total vials per dose size actually shipped (19 batches):

-                   25 mg dose:                 748,000 vials

-                   37.5 mg dose:              506,000 vials

-                   50 mg dose:                 552,000 vials

Multiply vials per dose by the Compound Usage per Vial:

- 25 mg dose:	[748,000 vials X 59.6 mg/vial] / 1,000,000 = 44.58 kg
- 37.5 mg dose:	[506,000 vials X 88.0 mg/vial] / 1,000,000 = 44.53 kg
- 50 mg dose:	[552,000 vials X 117.4 mg/vial] / 1,000,000 = 64.81 kg

Total: 44.58 + 44.53 + 64.81 = 153.92 kg

(2)	Calculation of B (Successful batch variability).

10% X 153.92 = 15.39 kg

(3)	Calculation of.C (Documented Filling Loss) = 1.00 kg

(4)	Output = 153.92 + 15.39 + 10.125 + 1.00 = 180.435 kg

(iii)	Input = [19 X 8.1] + [1 X 4.05] = 157.95 kg

(iv)	Penalty = $10,000 X [157.95 — 180.435] = -$224,850

NO penalty since the result is a negative number

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Exhibit H

Manufacturing Readiness Plan

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